Independent auditors' consent

The board and shareholders AXP Stock Fund, Inc.:

The board of trustees and unitholders Growth and Income Trust:
     Equity Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG
    KPMG LLP
Minneapolis, Minnesota
November 24, 1999